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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 28, 1998 with respect to the historical statements of revenues and direct operating expenses of the Sonat Properties Acquisition included in the Joint Proxy Statement/Prospectus of Swift Energy Company that is made a part of Amendment No. 4 to the Registration Statement (Form S-4 No. 333-50637) of Swift Energy Company for the registration of up to 2,500,000 shares of its common stock.


                                                   Ernst & Young LLP

Houston, Texas

October 1, 1998